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                                                                   EXHIBIT 99.2

                                OPTION AGREEMENT

This OPTION AGREEMENT is entered into by and between_____________________ (the "Optionee") and Emerald Financial Corp. (the Company") as of the date written below.

                                    RECITALS
                                    --------

1. Pursuant to Emerald Financial Corp. 1994 Long-Term Incentive Plan (the "Plan"), the Committee (as defined in the Plan) has granted to the Optionee a Stock Option (as defined in the Plan) subject to the terms and conditions set forth in the Plan, this Agreement, and the grant attached to this Agreement as Exhibit A. A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached hereto.

2. The Optionee desires to accept the Grant and the Company desires to provide any benefits that become payable pursuant to the Grant in accordance with the terms of the Plan, this Agreement and the Grant.

NOW, THEREFORE, the Company and the Optionee agree to terms set forth below:

         1. Any benefit provided to the Optionee (or any other person) pursuant to the grant of the Stock Option to such Optionee shall be determined in accordance with the terms of the Plan and the Grant, which are incorporated into this Agreement by reference, except to the extent otherwise specifically provided in this Agreement or any amendment to this Agreement.

         2. The exercise of the Stock Option pursuant to the Grant is conditioned upon the acceptance by the Optionee of the terms of the Plan, this Agreement and the Grant, as evidenced by his execution of this Agreement in the space provided below, and the return of an executed original of this Agreement to the Secretary of the Company no later than February 9, 1994.

         3. The Optionee and the Company may amend this Agreement in writing to the extent permitted under the terms of the Plan.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on this_________ day of , 199_.


                                  EMERALD FINANCIAL CORP.

                                             BY:____________________________
                                                William A. Fraunfelder, Jr.


                                                ____________________________
                                                  OPTIONEE




                        Exhibit 99.2 Page 1
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                                   EXHIBIT A
                               STOCK OPTION GRANT

Pursuant to the terms of Emerald Financial Corp. 1994 Long-Term Incentive Plan (the "Plan"), the Committee hereby grants an option to purchase from the Company the number of shares of Stock at the purchase price per share as set forth below:

1.       STOCK OPTION

         Name of Optionee:                                   ________________

         Number of Shares covered by Option                  ________________

         Option Price per Share                              ________________

         Date of Grant                                       ________________

         Type of Option                                      ________________
                                                      Incentive/Non-Qualified

         Exercise Schedule:

                                                  Exercise Period
                                                  ---------------


         Number of Shares             Commencement            Expiration
         Subject to Option               Date                    Date
         -----------------               ----                    ----

         ______,000                   ______ ___, 199__       ___/___/___



         Notwithstanding any other provision of this Grant, the option granted hereunder shall be contingent upon the approval of the Plan by an affirmative vote of the holders of stock having a majority of the voting power of all stock represented at a meeting duly held in accordance with Ohio law.

2.       DURATION OF STOCK OPTION

         Except as otherwise set forth in Section 1, above, or in the Plan, the option granted hereunder shall be exercisable while the Optionee remains in the service of the Company, or any Subsidiary or Affiliate within a nine(9) year period commencing on the first anniversary of the date the option is granted. The duration and exercisability of the option granted hereunder upon separation of service from the Company or any Subsidiary or Affiliate shall be governed by the terms of the Plan.





                              Exhibit 99.2 Page 2
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3.       EXERCISABILITY AND DISTRIBUTION

         The Optionee shall exercise the option granted hereunder, in whole or in part, by submitting a written statement to the Committee at the address of the Company at the time of such exercise, setting forth the number of shares of stock of the Company which the Optionee is purchasing. The date of exercise is the date on which such written statement is received by the Company. Such written statement shall be accompanied by a certified check in the amount of the purchase price. The Committee shall determine within a reasonable period of time of receipt of such written notice and certified check and in accordance with the terms of the Plan, whether such exercise shall be satisfied by means of a distribution of shares of stock and a cash payment equal to the spread value or only by means of shares of stock. The Committee shall notify the Optionee in writing of its decision with respect to satisfying the exercise of the option granted hereunder, and shall take all action necessary to distribute to the Optionee in a timely manner the cash payment and/or shares of stock.

4.       CONDITION TO EXERCISABILITY

         The exercise of the option granted hereunder is conditioned upon the acceptance by the Optionee of the terms of the Plan, a Stock Option Agreement and this grant, as evidenced by his execution and the return of the Stock Option Agreement to the Secretary of the Company no later than ____________ ____, 199___.

5.       GENERAL

         Unless specifically defined in this Grant, all terms initially capitalized shall have the meaning assigned to them in the Plan.

IN WITNESS WHEREOF, the members of the Committee hereby execute this Stock Option Grant on this ____th day of_________ , 199__.


                                                  ___________________________
                                                    George P. Bohnert, Jr.

                                                  ___________________________
                                                William A. Fraunfelder, Jr.

                                                 ____________________________
                                                     Glenn W. Goist



                              Exhibit 99.2 Page 3